PROMISSORY NOTE

Borrower: PECO II, INC.
1376 State Route 598
Galion, OH 44833

Lender: National City Bank
Columbus - Corporate Banking LOC
16-0078
155 East Broad Street
Columbus, OH 43215

Principal Amount: $3,500,000.00

Date of Note: September 23, 2009

PROMISE TO PAY. PECO II, INC. ("Borrower") promises to pay to National City Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million Five Hundred Thousand & 00/100 Dollars ($3,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

Borrower will pay regular monthly payments of accrued interest beginning October 1, 2009, and all subsequent interest payments are due on the same day of each month after that. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on the Expiration Date. Borrower may borrow, repay and reborrow hereunder until the Expiration Date, subject to the terms and conditions of this Note. The "Expiration Date" shall mean August 31, 2010, or such later date as may be designated by written notice from Lender to Borrower. Borrower acknowledges and agrees that in no event will Lender be under any obligation to extend or renew this loan or this Note beyond the initial Expiration Date. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note

Lender is hereby directed, absent notice from Borrower to the contrary, to disburse the proceeds of each advance hereunder to Borrower's general checking account with Lender. Lender shall have no duty to follow, nor any liability for, the application of any proceeds of any advance.

The unpaid principal balance of this Note will bear interest based on an Index as set forth below, provided, that in the event the Index is unavailable as a result of Lender's good faith determination of the occurrence of one of the events specified in the section labeled "LIBOR Unavailable", the interest rate applicable hereunder shall be a fluctuating rate equal to one half of one percent (.50%) per annum plus the Prime Rate. The Index rate shall be adjusted by Lender, as necessary, at the end of each Banking Day during the term hereof.

LIBOR Unavailable. Notwithstanding any provision or inference to the contrary, the interest rate hereunder shall not be based on the Index if Lender shall determine in good faith that (a) any governmental authority has asserted that it is unlawful for Lender to fund, make, or maintain loans bearing interest based on the Index, or (b) circumstances affecting the market selected by Lender for the purpose of funding advances hereunder make it impracticable for Lender to determine the Index. Lender's books and records shall be conclusive (absent obvious error) as to whether Lender shall have determined that the interest rate is prohibited from being based on the Index. If the interest rate is prohibited from being based on the Index as a result of the occurrence of one of the events referenced in this section, then, and in each such case, notwithstanding any provision or inference to the contrary, the then outstanding principal balance of this Note shall, upon Lender giving Borrower notice of Lender's determination of the occurrence of such an event, bear interest at an interest rate based on the Prime Rate including the applicable spread described above.

Unless otherwise agreed or required by applicable law, payments will be applied to the indebtedness evidenced by this Note with such allocation to the respective parts thereof and the respective due dates thereof as Lender in its sole discretion may from time to time deem advisable. **Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.**

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the One Month LIBOR. "One Month LIBOR" means, with respect to a loan, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Lender and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount of that loan and with a maturity of one (1) month are offered at 11:00 A.M. London time (or as soon thereafter as practicable) on the Date of Reference by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association on Reuters Screen LIBOR01 Page or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Lender may reference from time to time (the "Index"). Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each change in One Month LIBOR. Borrower understands that Lender may make loans based on other rates as well. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 1.500 percentage points over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: National City Bank, Columbus - Corporate Banking LOC 16-0078, 155 East Broad Street, Columbus, OH 43215.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged **5.000% of the unpaid portion of the regularly scheduled payment or $20.00, whichever is greater.**

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 2.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of fifty percent (50%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount; provided, however that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Ohio without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Ohio.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys' fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by any and all mortgages, security agreements, assignments, loan agreements, pledge agreements and any other document or instrument evidencing a security interest or other lien in favor of Lender and executed and delivered by Borrower or any third party as security for payment of this Note and/or all indebtedness of Borrower to Lender, whether contemporaneous with the execution of this Note or at any other time.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A)

Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

SHARING INFORMATION. Borrower hereby authorizes Lender to share all credit and financial information relating to Borrower with Lender's parent company and with any subsidiary or affiliate of Lender or of Lender's parent company.

FINANCIAL INFORMATION. Borrower will furnish to Lender, at Borrower's expense, promptly upon each request of Lender, such information in writing regarding Borrower's financial condition, income taxes, properties, business operations, if any, and pension plans, if any, as Lender may from time to time reasonably request, prepared, in the case of financial information, in accordance with generally accepted accounting principles consistently applied and otherwise in form and detail satisfactory to Lender.

FINAL AGREEMENT. This Note and the related documents set forth the entire agreement between the parties regarding the transactions contemplated hereby and supercede all prior agreements, commitments, discussions, representations and understandings, whether written or oral, and any and all contemporaneous oral agreements, commitments, discussions, representations and understandings between the parties relating to the subject matter hereof.

DIRECT DEBIT. The following is applicable if checked by Borrower: [X] Payments shall be paid by Borrower by debiting Borrower's checking account, account number 982338667 on the due date.

DEFINITIONS. As used in this Note, except where the context clearly requires otherwise,

"Bank Debt" means, collectively, all Debt to Lender, whether incurred directly to Lender or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Lender in whole or in part;

"Banking Day" means any day (other than any Saturday, Sunday or legal holiday) on which Lender's banking office (at the address set forth above) is open to the public for carrying on substantially all of its banking functions;

"Banking Office Time" means, when used with reference to any time, that time determined at the location of Lender's banking office;

"Date of Reference" means, on any Banking Day, a date which is two (2) Eurodollar Banking Days prior to the Banking Day in question;

"Debt" means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise;

"Eurodollar Banking Day" means any Banking Day on which banks in the London Interbank Market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business at the place where Lender's banking office is located and in New York City;

"Note" means this promissory note (including, without limitation, each addendum, allonge, or amendment, if any, hereto);

"Obligor" means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Bank Debt of Borrower and (in addition to Borrower) includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Obligor or otherwise assure such other Obligor's creditors or any of them against loss;

"Person" means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity;

"Prime Rate" means the fluctuating rate per annum which is publicly announced from time to time by Lender as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the Prime Rate thereafter applicable hereunder, it being acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Lender on fluctuating-rate loans;

"Proceeding" means any assignment for the benefit of creditors, any case in bankruptcy, any marshalling of any Obligor's assets for the benefit of creditors, any moratorium on the payment of debts, or any proceeding under any law relating to conservatorship, insolvency, liquidation, receivership, trusteeship, or any similar event, condition, or other thing;

and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms

NO SET OFF BY BORROWER. Borrower hereby waives any and all now existing or hereafter arising rights to recoup or offset any obligation of Borrower under or in connection with this Note or any related document against any claim or right of Borrower against Lender.

INDEMNITY: GOVERNMENTAL COSTS. If (a) there shall be enacted any law (including, without limitation, any change in any law or in its interpretation or administration and any request by any governmental authority) relating to any interest rate or any assessment, reserve, or special deposit requirement against assets held by, deposits in, or loans by Lender or to any tax (other than any tax on Lender's overall net income) and (b) in Lender's sole opinion any such event increases the cost of funding or maintaining any advance hereunder bearing interest based upon the Index or reduces the amount of any payment to be made to Lender in respect thereof, then, and in each such case, upon Lender's demand, Borrower shall pay Lender an amount equal to each such cost increase or reduced payment, as the case may be. In determining any such amount, Lender may use reasonable averaging and attribution methods. Each determination by Lender shall be conclusive absent obvious error.

INDEMNITY: ADMINISTRATION AND ENFORCEMENT. Borrower will reimburse Lender, on Lender's demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred by Lender in administering this Note or in protecting, enforcing, or attempting to protect or enforce its rights under this Note prior to trial, at trial and at all post-trial and appellate proceedings, including post-petition fees incurred in a bankruptcy or similar insolvency or liquidation proceeding, whether or not suit be brought. If any amount (other than any principal, interest and late charges) owing under this Note is not paid when due, then, and in each such case, Borrower shall pay, on Lender's demand, interest on that amount from the due date thereof until paid in full at a fluctuating rate equal to four percent (4%) per annum plus the Prime

Rate, but in no event at a rate in excess of the highest rate permitted by applicable law.

WAIVERS; REMEDIES; APPLICATION OF PAYMENTS. Lender may from time to time in its discretion grant waivers and consents in respect of this Note or any other related document or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon Lender unless set forth in a writing (which writing shall be narrowly construed) signed by Lender. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Lender shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Lender may deem expedient. Without limiting the generality of the foregoing, neither Lender's acceptance of one or more late payments or charges nor Lender's acceptance of interest on overdue amounts at the respective rates applicable thereto shall constitute a waiver of any right of Lender. Each right, power, or privilege specified or referred to in this Note is in addition to and not in limitation of any other rights, powers, and privileges that Lender may otherwise have or acquire by operation of law, by other contract, or otherwise. Lender shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Note, and Borrower hereby waives any defense which might be asserted to bar any such equitable remedy. Notwithstanding anything in this Note to the contrary, Lender shall have the right to apply payments in respect of the indebtedness evidenced by this Note with such allocation to the respective parts thereof and the respective due dates thereof as Lender in its sole discretion may from time to time deem advisable.

NOTICES AND OTHER COMMUNICATIONS. Each notice, demand, or other communication, whether or not received, shall be deemed to have been given to Borrower whenever Lender shall have mailed a writing to that effect by certified or registered mail to Borrower at Borrower's mailing address set forth above (or any other address of which Borrower shall have given Lender notice after the execution and delivery of this Note); however, no other method of giving actual notice to Borrower is hereby precluded. Borrower hereby irrevocably accepts Borrower's appointment as each Obligor's agent for the purpose of receiving any notice, demand, or other communication to be given by Lender to each such Obligor pursuant to any related document. Lender shall be entitled to assume that any knowledge possessed by any Obligor other than Borrower is possessed by Borrower. Each communication to be given to Lender shall be in writing unless this Note expressly permits that communication to be made orally, and in any case shall be given to Lender at Lender's banking office set forth above (or any other address of which Lender shall have given notice to Borrower after the execution and delivery this Note). Borrower hereby assumes all risk arising out of or in connection with each oral communication given by Borrower and each communication given or attempted by Borrower in contravention of this section. Lender shall be entitled to rely on each communication believed in good faith by Lender to be genuine.

RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against Borrower's money, securities or other property given to Lender by law, Lender shall have, with respect to Borrower's obligations to Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and Borrower hereby grants Lender a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Lender, all of Borrower's right, title and interest in and to, all of Borrower's deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, Lender or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of Lender, although Lender may enter such setoff on its books and records at a later time.

RELATED DOCUMENTS. The words "related documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, subordination agreements, assignments, financial statements, certificates and all other instruments, agreements and documents, whether now or hereafter existing, which evidence or secure any debt of Borrower to Lender, which govern the relative rights and priorities of Lender and one or more other persons or entities to payments made by, or the property of, Borrower or any guarantor of the obligations of Borrower, which are delivered to Bank pursuant to another such writing, or which are otherwise delivered to Lender by or on behalf of any person or entity (or any employee, officer, auditor, counsel, or agent of any person or entity) in respect of or in connection with all or any part of Borrower's debt to Lender.

AMENDED AND RESTATED. This Note is a substitution for and replacement of that certain Promissory Note dated October 15, 2004 in the original principal amount of $3,500,000.00 (as it may have been amended from time to time, the "Prior Note") which is hereby cancelled and no longer in force and effect. The indebtedness evidenced by the Prior Note will continue to be evidenced by this Note. This Note is not a novation of the indebtedness evidenced by the Prior Note. Any accrued and outstanding interest on the Prior Note will continue to be evidenced by this Note.

FEES. Borrower shall pay Lender, on the date of this Note, a non refundable closing fee in an amount equal to One Hundred and 00/100 Dollars ($100.00).

PROMISSORY NOTE COVENANT EXHIBIT. An exhibit, titled "PROMISSORY NOTE COVENANT EXHIBIT," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

NOTICE: FOR THIS NOTICE "YOU" MEANS THE BORROWER AND "CREDITOR" AND "HIS" MEANS LENDER.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

PECO II, INC.

By: ______________________________
John Heindel, Chief Executive Officer of PECO II, INC.